Exhibit 3.1
Amended and Restated Bylaws
of
eResearchTechnology, Inc.
(as amended through July 27, 2011)

Table of Contents cont’d

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Table of Contents cont’d

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Amended and Restated Bylaws of eResearchTechnology, Inc.
(as amended through July 27, 2011)
eResearchTechnology, Inc., a Delaware corporation (the “Corporation”), hereby adopts the following amended and restated bylaws the day and year written above:
ARTICLE I
CORPORATE OFFICES
Section 1.1 Registered Office. The registered office of the Corporation shall be fixed in the Corporation’s Certificate of Incorporation, as it may be amended from time to time (the “Certificate of Incorporation”).
Section 1.2 Other Offices. The Corporation may also have offices, including its principal executive office, at such other places both within and outside the State of Delaware as the board of directors (the “Board”) may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 2.1 Place of Meetings. Meetings of the stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.
Section 2.2 Annual Meeting. The annual meeting of the stockholders shall be held at such time and place as shall be fixed by resolution of the Board. At the annual meeting, directors in the class whose terms expire at the time of such meeting shall be elected and such other business as may properly be brought before the meeting in accordance with Section 2.4 of these Bylaws may be transacted.
Section 2.3 Special Meetings. A special meeting of stockholders may be called at any time by the Chairman of the Board or the Board and shall be called by the secretary of the Corporation upon the written request of stockholders who together own of record not less than a majority of all the shares entitled to vote at such meeting. No business may be transacted at any such special meeting other than the business specified in the notice to stockholders of such meeting.

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Section 2.4 Advance Notice Procedures for Business Brought Before a Meeting.
(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board; (ii) brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a stockholder who: (A) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting; (B) is entitled to vote at the meeting and (C) has complied with all of the notice procedures set forth in this Section 2.4 as to such business. Except for proposals made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (including such rules and regulations promulgated thereunder, the “Exchange Act”), if applicable, and included in the notice of meeting given by or at the direction of the Board, the immediately foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting of the stockholders are the matters specified in the notice of meeting given by or at the direction of the person properly calling the meeting pursuant to Section 2.3 of these Bylaws. Stockholders seeking to nominate persons for election to the Board must comply with the notice procedures set forth in Section 2.5 of these Bylaws, and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5 of these Bylaws.
(b) For business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below in this Section 2.4(b)) thereof in writing and in proper form to the secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive office of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the one hundred twentieth (120th) day prior to such annual meeting date and not later than the ninetieth (90th) day prior to such annual meeting date or, if later, the tenth (10th) day following the day on which Public Disclosure (as defined in Section 2.4(i) of these Bylaws) of the date of such annual meeting date was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the secretary of the Corporation pursuant to this Section 2.4 shall be required to set forth:
(i) As to each Proposing Person (as defined in Section 2.4(d) of these Bylaws), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records) and (B) the class or series and number of shares of the capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the immediately foregoing clauses (A) and (B) are referred to as “Stockholder Information”);
(ii) As to each Proposing Person: (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the capital stock of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the capital stock of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the capital stock of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether: (x) they convey any voting rights in such shares to such Proposing Person; (y) they are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest; (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the capital stock of the Corporation; (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the capital stock of the Corporation to, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the capital stock of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of capital stock of the Corporation (“Short Interests”); (D) any rights to dividends on the shares of any class or series of the capital stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation; (E) any performance related fees (other than an asset-based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the capital stock of the Corporation, or any Synthetic Equity Interests or Short Interests, if any; (F) (y) if such Proposing Person is not a natural person, the identity of the natural person or persons associated with such Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting and (z) if such Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting; (G) any significant equity interests or any Synthetic Equity Interests or Short Interests in any principal competitor of the Corporation held by such Proposing Persons; (H) any direct or indirect interest of such Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (I) any pending or threatened litigation in which such Proposing Person is a party or material participant involving the Corporation or any of its officers, directors or affiliates; (J) any material transaction occurring during the prior twelve (12) months between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand; (K) a summary of any material discussions regarding the business proposed to be brought before the meeting (y) between or among any of the Proposing Persons or (z) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation (including their names) and (L) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the immediately foregoing clauses (A) through (L) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and
(iii) As to each item of business that the stockholder proposes to bring before the annual meeting: (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and (C) a reasonably detailed description of all agreements, arrangements and understandings between or among any of the Proposing Persons or between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder.
(d) For purposes of this Section 2.4, the term “Proposing Person” shall mean: (i) the stockholder providing the notice of business proposed to be brought before an annual meeting; (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made; (iii) any Affiliate or Associate (each as defined in Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective Affiliates or Associates is Acting in Concert (as defined in Section 2.4(e) of these Bylaws).

(e) A person shall be deemed to be “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (i) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (ii) at least one (1) additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel; provided, however, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, the Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.
(f) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) Business Days (as defined below in this Section 2.4(f)) prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the Corporation at the principal executive office of the Corporation not later than five (5) Business Days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) Business Days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment or postponement thereof). For purposes of these Bylaws, the term “Business Day” shall mean any day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in Philadelphia, Pennsylvania.
(g) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 2.4. The presiding officer of an annual meeting shall determine whether any business has been properly brought before the meeting in accordance with this Section 2.4, and if he or she should determine that any business was not properly brought before the meeting in accordance with this Section 2.4, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(h) This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, if applicable.
(i) For purposes of these Bylaws, the term “Public Disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
Section 2.5 Advance Notice Procedures for Nominations of Directors.
(a) Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person properly calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board, including by any committee or persons appointed by the Board, or (ii) by a stockholder who: (A) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting; (B) is entitled to vote at the meeting and (C) has complied with this Section 2.5 as to such nomination. The immediately foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board to be considered by the stockholders at an annual meeting or special meeting.
(b) For a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (i) provide Timely Notice thereof in writing and in proper form to the secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. If the election of directors is a matter specified in the notice of meeting given by or at the direction of the person properly calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board at such special meeting, the stockholder must (i) provide notice thereof within the period specified in the following sentence in writing and in proper form to the secretary of the Corporation at the principal executive office of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive office of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which Public Disclosure of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the secretary of the Corporation shall set forth:
(i) As to each Nominating Person (as defined in Section 2.5(d) of these Bylaws), the Stockholder Information (except that for purposes of the term “Stockholder Information” in this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(i));
(ii) As to each Nominating Person, any Disclosable Interests (except that for purposes of the term “Disclosable Interests” in this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(ii) and the disclosure in Section 2.4(c)(ii)(L) shall be made with respect to the election of directors at the meeting);
(iii) As to each person whom a Nominating Person proposes to nominate for election as a director: (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 if such proposed nominee were a Nominating Person; (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective Affiliates and Associates) and any other persons with whom such proposed nominee (or any of his or her respective Affiliates and Associates) is Acting in Concert, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant (the disclosures to be made pursuant to the immediately foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(g) of these Bylaws; and
(iv) The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation within the meaning of the Exchange Act and the rules, regulations or listing requirements of any stock exchange on which shares of the Corporation’s capital stock are listed or quoted for trading (an “Independent Director”) or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.
(d) For purposes of this Section 2.5, the term “Nominating Person” shall mean: (i) the stockholder providing the notice of the nomination proposed to be made at the meeting; (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made; (iii) any Affiliate or Associate of such stockholder or beneficial owner and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective Affiliates or Associates) is Acting in Concert.

(e) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the Corporation at the principal executive office of the Corporation not later than five (5) Business Days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) Business Days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment or postponement thereof).
(f) Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 2.5. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.5, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.
(g) To be eligible to be a nominee for election as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.5) to the secretary of the Corporation at the principal executive office of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the secretary of the Corporation upon written request) and a written representation and agreement (in form provided by the secretary of the Corporation upon written request) that such proposed nominee: (i) is not and will not become a party to (y) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (z) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law; (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (iii) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
(h) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

Section 2.6 Notice of Stockholders’ Meetings. Unless otherwise provided by law or these Bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with either Section 2.7 or Section 8.1 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
Section 2.7 Manner of Giving Notice; Affidavit of Notice.
(a) Notice of any meeting of stockholders shall be deemed given:
(i) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation’s records; or
(ii) if electronically transmitted, as provided in Section 8.1 of these Bylaws.
(b) An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
(c) A written waiver, signed by the stockholder entitled to notice, or a waiver by electronic transmission by the stockholder entitled to notice, whether before or after the time of the meeting for which notice is to be given, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 2.8 Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, but no later than 30 days from the original meeting date, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.9 Adjourned Meeting; Notice. Notwithstanding Section 2.8 of these Bylaws, (a) the chairperson of the meeting or (b) the secretary of the Corporation upon direction of the Board pursuant to a resolution adopted by a majority of the authorized number of directors may adjourn a meeting from time to time for any reason in accordance with this Section 2.9. When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 2.10 Conduct of Business. The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of business.
Section 2.11 Voting.
(a) The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.13 of these Bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.
(b) Except as may be otherwise provided in the Certificate of Incorporation or these Bylaws in respect of any class or series of non-voting stock, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.
(c) At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect a director. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation or applicable law, or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.
Section 2.12 Stockholder Action by Written Consent Without a Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 2.13 Record Date for Stockholder Notice; Voting; Giving Consents.
(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.
(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted, and shall not be more than ten days after the resolution fixing the record is adopted.
(c) If the Board does not so fix a record date:
(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;
(ii) The record date for determining stockholders entitled to consent to corporate actions without a meeting shall be: (A) if no prior action is required by the Board under the DGCL, the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to (I) its registered agent in the State of Delaware, (II) its principal place of business or (III) an officer or agent having custody of the books in which proceedings of meetings of stockholders are recorded or (B) if prior action is required by the Board under the DGCL, the close of business on the day on which the Board adopts the resolution taking such action; and
(iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
(d) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
Section 2.14 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of a telegram, cablegram or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the stockholder.

Section 2.15 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
Section 2.16 Inspectors of Election.
(a) Before any meeting of stockholders, the Board shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.
(b) Such inspectors shall:
(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;
(ii) receive votes or ballots;
(iii) hear and determine all challenges and questions in any way arising in connection with the right to vote;
(iv) count and tabulate all votes;
(v) determine the result; and
(vi) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

(c) The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.
ARTICLE III
DIRECTORS
Section 3.1 Number of Directors. The number of directors which shall constitute the whole Board shall be not less than two nor more than fifteen. The exact number of directors within such maximum and minimum shall be determined by resolution duly adopted by the Board by a majority vote of the whole Board. No decrease in the number of directors shall shorten the term of any incumbent director. In the discretion of the Board, the Board may have (a) a chairperson of the Board, who shall be elected by the Board, and (b) a lead director, who shall be elected by the Independent Directors.
Section 3.2 Classification, Election and Qualifications of Directors. The Board shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole Board permits. At each annual meeting of stockholders, directors in numbers equal to the number of the class whose terms expire at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of stockholders. Each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. Directors need not be residents of the State of Delaware or stockholders of the Corporation.
Section 3.3 Resignation. Any director or member of a committee may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the Chairman of the Board, the president or the secretary. The acceptance of a resignation shall not be necessary to make it effective.
Section 3.4 Removal of Directors. Except as otherwise provided by the DGCL, one or more or all of the directors of the Corporation may be removed, but only for cause and by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors.
Section 3.5 Vacancies. Newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority of the directors then in office, even if less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they had been elected expires.

Section 3.6 Powers. Subject to the provisions of the DGCL, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.
Section 3.7 Fees and Compensation of Directors. The Board shall have the authority to establish compensation of directors.
Section 3.8 Reliance by Directors. Each director and each member of any committee designated by the Board shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters he or she reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 3.9 Place of Meetings. The Board may hold both regular and special meetings either within or outside the State of Delaware.
Section 3.10 Regular Meetings. Regular meetings of the Board may be held without notice and at such time and at such place as shall from time to time be determined by the Board.
Section 3.11 Special Meetings.
(a) Special meetings of the Board for any purpose or purposes may be called by the Chairman of the Board and shall be called by the Chairman of the Board, the president or the secretary on the written request of a majority of the directors then in office. Notice of each special meeting shall be:
(i) delivered personally by hand, by courier or by telephone;
(ii) sent by United States, first class mail, postage prepaid;
(iii) sent by facsimile; or
(iv) sent by electronic mail;
in each case directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.
(b) If the notice is delivered personally by hand, courier or telephone, or sent by facsimile or electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the date of the meeting. Notice need not be given to any director who signs a waiver of notice, whether before or after the meeting.
Section 3.12 Participation. Any director may participate by means of conference telephone or any other communication equipment by which all persons participating in the meeting are able to hear each other in a meeting of the Board or a committee of the Board of which such director is a member.

Section 3.13 Waiver of Notice; Content. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.
Section 3.14 Quorum.
(a) A majority of the authorized number of directors, or of any committee of the Board, shall constitute a quorum for the transaction of business unless a greater or lesser number is required by the Certificate of Incorporation. The vote of a majority of the directors present at any meeting of the Board or any committee thereof at which a quorum is present shall be the act of the Board or such committee, unless the act of a greater or lesser number is required by the Certificate of Incorporation.
(b) If a quorum is not present at any meeting of the Board or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
Section 3.15 Action by Written Consent Without a Meeting. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmission are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
ARTICLE IV
BOARD COMMITTEES
Section 4.1 Establishment of Committees. The Board may designate one or more committees, each committee to consist of one or more directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, shall have and exercise all of the authority of the Board in the management of the business and affairs of the Corporation, except as restricted by the DGCL. The Board may fill any vacancy in any such committee and appoint one or more directors to serve as alternate members of any such committee to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members. The Board may also abolish any committee at its pleasure and remove any director from membership on any committee at any time, with or without cause. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.
Section 4.2 Committee Minutes. Each committee of the Board shall keep regular minutes of its meetings and actions taken at a meeting of any such committee shall be reported to the Board when required or determined by such committee to be appropriate.

ARTICLE V
OFFICERS
Section 5.1 Officers. The officers of the Corporation shall be a president and a secretary. The Corporation may also have, at the discretion of the Board, a chief executive officer, a chief financial officer, a treasurer, one (1) or more vice presidents, one (1) or more assistant vice presidents, one (1) or more assistant treasurers, one (1) or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person.
Section 5.2 Appointment of Officers. The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws, subject to the rights, if any, of an officer under any contract of employment.
Section 5.3 Subordinate Officers. The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.
Section 5.4 Removal and Resignation of Officers.
(a) Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.
(b) Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Any resignation is without prejudice to the rights, if any, of the Corporation or the officer under any contract to which the officer is a party.
(c) Any removal or resignation of an officer pursuant to this Section 5.4 shall be without prejudice to any rights of the Corporation or such officer pursuant to any contract of employment of such officer.
Section 5.5 Vacancies in Offices. Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.3 of these Bylaws.

Section 5.6 Representation of Shares of Other Corporations. The chairperson of the Board, the president, any vice president, the treasurer, the secretary or assistant secretary of this Corporation, or any other person authorized by the Board or the president or a vice president of the Corporation, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation, company, partnership, joint venture, trust, enterprise, non-profit entity or other entity standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
Section 5.7 Authority and Duties of Officers. All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board or the stockholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.
ARTICLE VI
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 6.1 Definitions. Certain terms used in this Article VI shall be defined as follows or, where so indicated, shall include the following meanings in addition to their normal and their statutory meanings:
(a) “Corporate Agent” means any person who is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger and any person who is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or Other Enterprise or the legal representative of any such person;
(b) “Other Enterprise” includes employee benefit plans;
(c) “Expenses” means costs and disbursements, including counsel fees, actually and reasonably incurred;
(d) “Liabilities” means judgments, fines and amounts paid in settlement actually and reasonably incurred;
(e) “Derivative Action” shall mean any action or suit by or in the right of the Corporation to procure a judgment in its favor;
(f) “Third Party Proceeding” shall mean any civil, criminal, administrative or investigative action, suit or proceeding, other than a Derivative Action.
Section 6.2 Third Party Proceedings. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Third Party Proceeding by reason of the fact that he or she was or is a Corporate Agent, against his or her Expenses and Liabilities in connection with such Third Party Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Third Party Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 6.3 Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Derivative Action by reason of the fact that such person was or is a Corporate Agent, against his or her Expenses in connection with the defense or settlement of such Derivative Action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such Derivative Action is or was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such Expenses which such court shall deem proper.
Section 6.4 Expenses. To the extent that any Corporate Agent has been successful on the merits or otherwise in defense of any Third Party Proceeding or Derivative Action or in defense of any claim, issue or matter therein, the Corporate Agent shall be indemnified against his or her Expenses in connection therewith.
Section 6.5 Indemnification. Indemnification under Sections 6.2 and 6.33 of these Bylaws (unless ordered by a court, in which case the Expenses of the Corporate Agent in enforcing indemnification shall be added to and be included in the final judgment against the Corporation) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Corporate Agent is required or proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.2 or 6.3 hereof. Such determination shall be made:
(a) By the Board, acting by a majority vote of directors who were not parties to the Third Party Proceeding or Derivative Action, even though less than a quorum; or
(b) By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or
(c) If there are no such directors or if such directors so direct, by independent legal counsel in a written opinion; or
(d) By the stockholders.
Section 6.6 Advancement of Expenses. Expenses incurred by a Corporate Agent in defending a Third Party Proceeding or Derivative Action shall be paid by the Corporation in advance of the final disposition of such Third Party Proceeding or Derivate Action upon receipt of an undertaking by or on behalf of such Corporate Agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VI.

Section 6.7 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Corporate Agent against any Expenses and Liabilities asserted against him or her and incurred by him or her by reason of his or her being or having been a Corporate Agent, whether or not the Corporation would have the power to indemnify him or her against such Expenses and Liabilities under the provisions of this Article VI.
Section 6.8 Reliance. Each person who shall act as a Corporate Agent shall be deemed to be doing so in reliance upon the rights of indemnification provided in this Article VI.
Section 6.9 Nonexclusive Remedy; Continuation of Indemnification. The indemnification provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other right to which a person seeking indemnification or advancement of Expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action taken in the official capacity of such person and as to action in another capacity while holding his or her office or position, and shall continue as to a person who has ceased to be a Corporate Agent and shall inure to the benefit of his or her heirs, executors and administrators.
Section 6.10 Amendment, Modification or Repeal. The provisions of this Article VI shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a Corporate Agent (whether before or after the adoption of these Bylaws), in consideration of such person’s performance of such services, and pursuant to this Article VI the Corporation intends to be legally bound to each such Corporate Agent. With respect to current and former Corporate Agents, the rights conferred under this Article VI are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses Bylaws. With respect to any Corporate Agents who commence service following adoption of these Bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such Corporate Agent commencing service as such Corporate Agent. Any amendment, modification or repeal of the provisions of this Article VI shall not adversely affect any power, right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of Expenses to Corporate Agent in effect prior to the time of such amendment, modification or repeal.
ARTICLE VII
GENERAL MATTERS
Section 7.1 Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, representing the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

Section 7.2 Special Designation on Certificates. When the Corporation is authorized to issue shares of more than one class or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 7.3 Lost Certificates. The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
Section 7.4 Transfers of Stock. Shares of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.
Section 7.5 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares entitled to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 7.6 Dividends.
(a) Subject to the provisions of the Certificate of Incorporation relating thereto, if any, and any restrictions in the DGCL, the Board may declare and pay dividends upon the shares of the Corporation’s capital stock. Dividends may be paid in cash, property or in shares of the Corporation’s capital stock.
(b) Before payment of any dividend, the Board may set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, thinks proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other proper purpose, and the Board may modify or abolish any such reserve in the manner in which it was created.
Section 7.7 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.
Section 7.8 Fiscal Year. The fiscal year of the Corporation shall end on the last day of December in each year unless otherwise fixed by the Board.
Section 7.9 Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
ARTICLE VIII
NOTICE BY ELECTRONIC TRANSMISSION
Section 8.1 Notice by Electronic Transmission.
(a) Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:
(i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and
(ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
(b) Any notice given pursuant to Section 8.1(a) shall be deemed given:
(i) if by facsimile, when directed to a number at which the stockholder has consented to receive notice;
(ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;
(iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and
(iv) if by any other form of electronic transmission, when directed to the stockholder.
(c) An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
Section 8.2 Definition of Electronic Transmission. The term “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
ARTICLE IX
AMENDMENTS
Subject to the limitations set forth in Section 6.10 of these Bylaws and except as otherwise provided by the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by the stockholders or by the Board at any regular or special meeting thereof if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting; provided, however, that the Board’s power to adopt, amend or repeal Bylaws shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.